[LOGO]  Sun
        Bancorp, Inc.


News Release
For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

         Sun Bancorp Reports 23% Core Earnings Growth For Second Quarter

Our mission is uncompromising.....
        ..........to be the Premier Community Bank in every community we serve

VINELAND, NJ - July 18, 2005 - Sun Bancorp, Inc. (NASDAQ:SNBC) today reported net income of $4.8 million, or $0.25 per share, for the quarter ended June 30, 2005, compared to net income of $5.0 million, or $0.32 per share, for the second quarter of 2004. Net income for the second quarter 2004 included one-time, after-tax net income of $1.1 million ($0.07 per share) from facilities sold under the Company's branch rationalization program. Excluding these items, net income increased 23.1% over the second quarter 2004. Earnings per share data is adjusted for the 5% common stock dividend declared in March 2005 and paid on April 20, 2005.

For the six months ended June 30, 2005, the Company reported net income of $9.9 million, or $0.51 per share, compared to $8.5 million, or $0.53 per share, in the prior period. Excluding one-time income from branch rationalization transactions noted above, net income for the six months ended June 30, 2005, increased 33.8% over the prior year period.

                                    --more--


          Sun Bancorp, Inc. - 226 Landis Avenue - Vineland, NJ - 08360
               (856) 691-7700 - http://www.sunnb.com - Member FDIC

Sun Bancorp 2Q 2005 Results - page two

"The two main factors contributing to our second quarter performance were an intensely competitive local commercial lending environment and the highly successful strategic initiative we took to bring in new deposits and household accounts," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly-owned subsidiary, Sun National Bank. "As previously released in June, under the focus of re-inventing the retail side of the Bank, we completed a very successful deposit campaign which attracted approximately $200 million in new deposits and a 130% increase in the number of new households acquired during May, compared to the average for the first four months of the year."

"It will be our ongoing challenge to leverage these new households with additional bank products and services," Bracken added. "We realized at the outset that a cost of this initiative would be a decrease in margin, but we view this as a short-term opportunity cost that is fair and consistent with our strategic intention to manage the Company for longer-term returns."

"Six-month loan growth of 3.7% has been softer than we expected. Our transaction pipeline is strong now at mid-year, and we believe that we will be able to report low double-digit loan growth for the full year," said Bracken. "It's a competitive market and all of the banks are up against the same external challenges. We've made a major effort to hire experienced, senior lenders over the past 24 months, and we are counting on this advantage to help us achieve our 2005 growth targets."

The following is an overview of the financial highlights for the quarter:

     o Total assets were $3.141 billion at June 30, 2005, compared to $3.051 billion at March 31, 2005, and $2.581 billion at June 30, 2004. During the third quarter 2004, the Company acquired assets of approximately $374 million and recorded purchase adjustments of approximately $67 million from the acquisition of Community Bancorp of New Jersey (Community).

                                    --more--

Sun Bancorp 2Q 2005 Results - page three

     o Total loans at June 30, 2005, were $1.939 billion, representing an increase of $439.4 million, or 29.3%, compared to June 30, 2004. Of this 29.3% increase, 13.8%, or approximately $207 million, represents organic loan growth. The remaining increase is attributable to the loans acquired from Community. On a linked quarter basis, total loans increased $30.9 million, or 1.6% (net of loan prepayments approximating $38 million).

     o Overall credit quality trends remain relatively stable. Allowance for loan losses was $22.5 million, or 1.16% of gross loans, at June 30, 2005, compared to $22.2 million, or 1.17%, at March 31, 2005, and $18.7 million, or 1.25%, at June 30, 2004. Total non-performing assets of $14.2 million at June 30, 2005, or 0.73% of total loans and real estate owned, decreased $10.4 million, or 42.3%, over June 30, 2004, from $24.6 million, or 1.64% of total loans and real estate owned. On a linked quarter basis, total non-performing assets decreased by $984,000. Net charge-offs for the quarter were $498,000, compared to net recoveries of $84,000 for the second quarter 2004 and charge-offs of $325,000 for the linked quarter.

     o Total deposits were $2.541 billion at June 30, 2005, and increased $156.0 million, or 6.5%, over the linked quarter and increased $111.0 million, or 4.6%, year-to-date. This increase in the quarter is a result of our previously announced May 2005 deposit campaign, which attracted approximately $200 million in new deposits. The total year-to-year deposit growth of $498.2 million ($342 million acquired from Community) represents an increase in core deposits (demand and savings) of $288.2 million, or 18.8%, at June 30, 2005, over the prior year and non-core (CD's) growth of $210.1 million, or 41.2%, over the same period. Core deposits at June 30, 2005, represent 71.7% of total deposits.

                                    --more--

Sun Bancorp 2Q 2005 Results - page four

     o Total shareholders' equity of $287.6 million at June 30, 2005, increased $102.2 million over June 30, 2004. The increase is primarily the result of the Company's net income and the equity attributable to the Community acquisition. Book value at June 30, 2005, was $15.86, compared to $12.63 at June 30, 2004. Tangible book value at June 30, 2005, was $8.30, compared to $7.56 at June 30, 2004.

     o Net interest income (tax-equivalent basis) for the quarter of $24.3 million increased $3.5 million, or 16.8%, over the prior year comparable quarter, and decreased $173,000, or 0.7%, over the linked quarter. Net interest margin for the quarter of 3.48% compares to 3.58% for the comparable prior year quarter and 3.55% for the linked quarter. The 7 basis points margin decline in the current quarter is impacted primarily from the deposit campaign during the quarter for which we previously announced an expected decline in margin of 10 to 15 basis points. We expect the margin for the year to increase over the next two quarters and average approximately 3.54% for the year.

     o Total operating non-interest income of $4.3 million increased $352,000, or 9.0%, over the comparable prior year period. The increase over the comparable year quarter reflects the enhancement of existing fee-based products and services and the acquisition of Community. The linked quarter increase of $198,000 represents primarily the fee income earned on our commercial loan derivative products. Service charge income continues to be essentially flat as a result of increased earnings credit rates on analysis accounts. The quarter-to-quarter decrease in gain on sale of SBA loans is timing related.

                                    --more--

Sun Bancorp 2Q 2005 Results - page five

     o Total operating non-interest expenses for the quarter of $21.3 million increased $2.4 million, or 12.7%, over the comparable prior year period. This increase is primarily due to the additional operating expenses and amortization of intangible expenses related to the Community acquisition. Total operating non-interest expenses increased $828,000, or 4.0%, compared to the linked quarter of $20.4 million. The linked quarter increase is due to higher advertising costs due primarily to the deposit campaign.

Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 73 Community Banking Centers in Southern and Central NJ, Philadelphia, PA, and New Castle County, DE. The bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                    --more--

SUN BANCORP, INC. AND SUBSIDIARIES
    FINANCIAL HIGHLIGHTS (unaudited)
    (Dollars in thousands, except per share data)


                                                     Three months ended                Six months ended
                                                          June 30,                         June 30,
                                                          --------                         --------
                                                      2005            2004           2005             2004
                                                      ----            ----           ----             ----
     Profitability for the period:
        Net interest income                         $ 24,079        $ 20,543       $ 48,307        $ 40,547
        Provision for loan losses                        825             735          1,350           1,360
        Non-interest income                            5,095           6,830          9,280          10,604
        Non-interest expense                          21,262          19,340         41,696          37,831
        Income before income taxes                     7,087           7,298         14,541          11,960
        Net income                                  $  4,830        $  5,030       $  9,943        $  8,451
                                                    ========        ========       ========        ========

           Return on average assets (1)                 0.62%           0.78%          0.65%           0.65%
           Return on average equity (1)                 6.79%          10.65%          7.02%           8.96%
           Net interest margin (1)                      3.48%           3.58%          3.52%           3.52%
           Efficiency ratio                            72.88%          70.65%         72.41%          73.96%

     Per share data:
        Earnings per common share (2):
           Basic                                       $0.27           $0.34          $0.55           $0.58
           Diluted                                     $0.25           $0.32          $0.51           $0.53

        Average equity to average assets                9.16%           7.35%          9.18%           7.31%


                                                   June 30,      December 31,
                                                   --------      ------------
     At period-end:                                  2005            2004
                                                     ----            ----
        Assets                                   $3,140,962      $3,053,587
        Deposits                                  2,541,214       2,430,363
        Loans, net                                1,916,028       1,847,721
        Investments                                 817,987         877,877
        Borrowings                                  212,201         254,310
        Shareholders' Equity                        287,632         279,220

     Credit quality and capital ratios:
        ALLL to total loans                            1.16%           1.18%
        Non-performing assets to total loans
           and real estate owned                       0.73%           0.92%
        Total allowance for loan losses to
           non-performing loans                      176.32%         153.64%

        Total Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                          11.08%          10.80%
           Sun National Bank                          10.52%          10.06%
        Tier I Capital (to Risk Weighted Assets) (3):
           Sun Bancorp, Inc.                          10.07%           9.78%
           Sun National Bank                           9.51%           9.04%
        Leverage Ratio (3):
           Sun Bancorp, Inc.                           7.77%           7.51%
           Sun National Bank                           7.33%           6.94%

        Book value (2)                                $15.86          $15.54
        Tangible book value (2)                        $8.30           $8.07

(1)  Three and six month ended amounts are annualized.
(2)  Data is adjusted for a 5% stock dividend declared in March 2005.
(3)  June 30, 2005 Capital ratios are estimated, subject to regulatory filings.

                                                                          Page 7
SUN BANCORP, INC. AND SUBSIDIARIES
    UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
    (Dollars in thousands, except par value)

                                                                                              June 30,      December 31,
                                                                                               2005             2004
                                                                                               ----             ----
ASSETS
     Cash and due from banks                                                                $   95,506       $   69,022
     Interest bearing bank balances                                                              4,734            1,878
     Federal funds sold                                                                         43,571            4,002
                                                                                            ----------       ----------
         Cash and cash equivalents                                                             143,811           74,902
     Investment securities available for sale (amortized cost -
         $772,532; 6/05, $823,896; 12/04)                                                      764,668          819,424
     Investment securities held to maturity                                                     38,353           43,048
     Loans receivable (net of allowance for loan losses -
         $22,505; 06/05, $22,037; 12/04)                                                     1,916,028        1,847,721
     Restricted equity investments                                                              14,966           15,405
     Bank properties and equipment, net                                                         37,284           36,830
     Real estate owned, net                                                                      1,437            2,911
     Accrued interest receivable                                                                13,730           12,519
     Goodwill                                                                                  104,891          104,969
     Intangible assets, net                                                                     32,174           34,753
     Deferred taxes, net                                                                         5,897            4,626
     Bank Owned Life Insurance                                                                  47,994           47,179
     Other assets                                                                               19,729            9,300
                                                                                            ----------       ----------
            TOTAL ASSETS                                                                    $3,140,962       $3,053,587
                                                                                            ==========       ==========
LIABILITIES
     Deposits                                                                               $2,541,214       $2,430,363
     Advances from the Federal Home Loan Bank                                                  134,713          144,669
     Securities sold under agreements to repurchase - FHLB                                           -           50,000
     Securities sold under agreements to repurchase - customers                                 77,488           59,641
     Debentures                                                                                 77,322           77,322
     Other liabilities                                                                          22,593           12,372
                                                                                            ----------       ----------
         Total liabilities                                                                   2,853,330        2,774,367

SHAREHOLDERS' EQUITY
     Preferred stock, $1 par value, 1,000,000 shares authorized, none issued                         -                -
     Common stock, $1 par value, shares authorized, 25,000,000
         issued, 18,138,494; 06/05, 17,205,245; 12/04                                           18,138           17,205
     Additional paid in capital                                                                263,406          244,108
     Retained earnings                                                                          11,187           21,718
     Accumulated other comprehensive loss                                                       (5,099)          (2,765)
     Treasury stock at cost, 90,562 shares at 12/04                                                  -           (1,046)
                                                                                            ----------       ----------
     Total shareholders' equity                                                                287,632          279,220
                                                                                            ----------       ----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $3,140,962       $3,053,587
                                                                                            ==========       ==========


                                                                          Page 8
SUN BANCORP, INC. AND SUBSIDIARIES
    UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
    (Dollars in thousands, except per share data)

                                                          For the Three Months  For the Six Months
                                                              Ended June 30,      Ended June 30,
                                                          --------------------  ------------------
                                                             2005      2004      2005      2004
                                                             ----      ----      ----      ----
INTEREST INCOME:
     Interest and fees on loans                            $30,679   $21,895   $59,755   $42,945
     Interest on taxable investment securities               6,036     5,821    12,164    12,150
     Interest on non-taxable investment securities             422       505       890     1,011
     Dividends on restricted equity investments                211       119       399       225
     Interest on federal funds sold                            290        21       330        83
                                                           -------   -------   -------   -------
         Total interest income                              37,638    28,361    73,538    56,414
INTEREST EXPENSE:
     Interest on deposits                                    9,883     5,217    18,007    10,658
     Interest on borrowed funds                              2,428     1,789     4,850     3,588
     Interest on debentures                                  1,248       812     2,374     1,621
                                                           -------   -------   -------   -------
         Total interest expense                             13,559     7,818    25,231    15,867
                                                           -------   -------   -------   -------
            Net interest income                             24,079    20,543    48,307    40,547
Provision for loan losses                                      825       735     1,350     1,360
                                                           -------   -------   -------   -------
     Net interest income after provision for loan losses    23,254    19,808    46,957    39,187
                                                           -------   -------   -------   -------
NON-INTEREST INCOME:
     Service charges on deposit accounts                     2,300     2,209     4,538     4,371
     Other service charges                                      70       210       115       306
     Gain on sale of fixed assets                                3     2,321       103     2,321
     Gain on sale of loans                                      89       105       430       111
     Gain on sale of investment securities                     809       578       809       903
     Other                                                   1,824     1,407     3,285     2,592
                                                           -------   -------   -------   -------
         Total non-interest income                           5,095     6,830     9,280    10,604
NON-INTEREST EXPENSE:
     Salaries and employee benefits                         10,859     9,099    21,103    18,615
     Occupancy expense                                       2,648     2,702     5,727     5,165
     Equipment expense                                       1,883     1,731     3,861     3,276
     Data processing expense                                 1,061     1,018     1,992     1,983
     Amortization of intangible assets                       1,117     1,160     2,264     2,320
     Other                                                   3,694     3,630     6,749     6,472
                                                           -------   -------   -------   -------
         Total non-interest expenses                        21,262    19,340    41,696    37,831
                                                           -------   -------   -------   -------
INCOME BEFORE INCOME TAXES                                   7,087     7,298    14,541    11,960
INCOME TAXES                                                 2,257     2,268     4,598     3,509
                                                           -------   -------   -------   -------
NET INCOME                                                 $ 4,830   $ 5,030   $ 9,943   $ 8,451
                                                           =======   =======   =======   =======

Basic earnings per share (1)                               $  0.27   $  0.34   $  0.55   $  0.58
Diluted earnings per share (1)                             $  0.25   $  0.32   $  0.51   $  0.53


(1)  Data is adjusted for a 5% stock dividend declared in March 2005.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)


                                                    2005        2005        2004         2004        2004
                                                     Q2          Q1          Q4           Q3          Q2
                                                     --          --          --           --          --
Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                 $ 1,657,521 $ 1,631,717 $ 1,603,868  $ 1,494,528 $ 1,271,369
       Home equity                                   134,057     128,045     122,735      121,480      93,851
       Second mortgage                                46,955      48,643      50,541       51,417      47,482
       Residential real estate                        26,500      27,630      26,117       31,669      30,064
       Installment                                    73,500      71,549      66,497       62,181      56,386
                                                 ----------- ----------- -----------  ----------- -----------
          Total loans                              1,938,533   1,907,584   1,869,758    1,761,275   1,499,152
            Allowance for loan losses                (22,505)    (22,237)    (22,037)     (21,824)    (18,701)
                                                 ----------- ----------- -----------  ----------- -----------
              Net Loans                            1,916,028   1,885,347   1,847,721    1,739,451   1,480,451
    Goodwill                                         104,891     104,606     104,969       99,810      50,581
    Intangible assets, net                            32,174      33,291      34,753       36,179      23,875
    Total Assets                                   3,140,962   3,050,741   3,053,587    3,013,256   2,580,952
    Total Deposits                                 2,541,214   2,384,948   2,430,363    2,429,364   2,042,984
    Advances from the Federal Home Loan Bank         134,713     169,717     144,669      149,569     154,418
    Federal funds purchased                                -       2,000           -            -           -
    Securities repurchase agreements  - customers     77,488      74,057      59,641       69,930      69,425
    Securities repurchase agreements  - FHLB               -      50,000      50,000            -      50,000
    Total shareholders' equity                       287,632     281,687     279,220      275,828     185,441
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                 $ 1,649,491 $ 1,617,334 $ 1,526,912  $ 1,457,918 $ 1,234,073
       Home equity                                   130,754     126,069     121,287      115,961      90,201
       Second mortgage                                47,846      49,210      51,539       51,302      48,100
       Residential real estate                        26,728      26,241      29,001       31,893      31,410
       Installment                                    71,477      67,606      63,810       60,039      54,117
                                                 ----------- ----------- -----------  ----------- -----------
          Total loans                              1,926,296   1,886,460   1,792,549    1,717,113   1,457,901
    Securities and other earning assets              863,176     868,441     930,823      963,473     867,504
    Total earning assets                           2,789,472   2,754,901   2,723,372    2,680,586   2,325,404
    Total assets                                   3,106,121   3,058,645   3,034,530    2,974,943   2,569,426
    Non-interest-bearing demand deposits             487,508     487,915     531,900      512,643     408,678
    Total deposits                                 2,461,027   2,387,990   2,448,687    2,393,406   2,053,978
    Total interest-bearing liabilities             2,318,221   2,275,907   2,211,670    2,193,156   1,949,473
    Total shareholders' equity                       284,654     281,507     277,710      247,741     188,837
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                               11.08%      10.98%      10.80%       11.18%      11.39%
       Sun National Bank                               10.52%      10.43%      10.06%       10.44%      10.78%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                               10.07%       9.97%       9.78%       10.13%      10.03%
       Sun National Bank                                9.51%       9.42%       9.04%        9.39%       9.73%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                                7.77%       7.70%       7.51%        7.61%       7.32%
       Sun National Bank                                7.33%       7.27%       6.94%        7.07%       7.11%

    Average equity to average assets                    9.16%       9.20%       9.15%        8.33%       7.35%

    ALLL to total loans                                 1.16%       1.17%       1.18%        1.24%       1.25%
    Non-performing assets to total loans
       and real estate owned                            0.73%       0.80%       0.92%        0.79%       1.64%
    Total allowance for loan losses to
       non-performing loans                           176.32%     161.73%     153.64%      180.90%      83.61%
Other data:
    Net (charge-offs) recoveres                         (498)       (325)       (202)        (115)         84
                                                 =========== =========== ===========  =========== ===========
    Non-performing assets:
       Non-accrual loans                              12,662      13,461      13,457       11,528      20,728
       Loans past due 90 days                            102         287         886          536       1,640
       Real estate owned, net                          1,437       1,437       2,911        1,860       2,211
                                                 ----------- ----------- -----------  ----------- -----------
         Total non-performing assets                  14,201      15,185      17,254       13,924      24,579
                                                 =========== =========== ===========  =========== ===========


(1)  June 30, 2005 Capital ratios are estimated, subject to regulatory filings.

                                                                         Page 10
SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL  TRENDS IN  QUARTERLY  FINANCIAL  DATA  (unaudited)
    (Dollars in thousands, except per share data)


                                                              2005       2005       2004       2004       2004
                                                               Q2         Q1         Q4         Q3         Q2
                                                               --         --         --         --         --
Profitability for the quarter:
     Tax-equivalent interest income                        $ 37,854   $ 36,140   $ 35,112   $ 33,225    $ 28,620
     Interest expense                                        13,559     11,672     10,043      9,041       7,818
        Tax-equivalent net interest income                   24,295     24,468     25,069     24,184      20,802
        Tax-equivalent adjustment                               216        240        242        240         259
     Provision for loan losses                                  825        525        415        300         735
          Non-interest income excluding security gains,
         branch sales and fixed asset sales                   4,283      4,085      4,046      3,820       3,931
     Security gains                                             809          -        227        277         578
     Gain (loss) on sale of fixed assets                          3        100         (7)       152       2,321
           Non-interest expense excluding amortization of
          intangible assets                                  20,145     19,287     20,658     19,715      18,180
     Amortization of intangible assets                        1,117      1,147      1,426      1,522       1,160
     Income before income taxes                               7,087      7,454      6,594      6,656       7,298
     Income tax expense                                       2,257      2,341      1,908      2,164       2,268
     Net Income                                            $  4,830   $  5,113   $  4,686   $  4,492    $  5,030
                                                           ========   ========   ========   ========    ========

Financial ratios:
     Return on average assets (1)                              0.62%      0.67%      0.62%      0.60%       0.78%
     Return on average equity (1)                              6.79%      7.27%      6.75%      7.25%      10.65%
     Net interest margin (1)                                   3.48%      3.55%      3.68%      3.61%       3.58%
     Efficiency ratio                                         72.88%     71.92%     75.91%     75.33%      70.65%
Per share data:
     Earnings per common share (2), (3):
        Basic                                                 $0.27      $0.28      $0.26      $0.25       $0.34
        Diluted                                               $0.25      $0.26      $0.24      $0.24       $0.32

     Book value (2)                                          $15.86     $15.54     $15.54     $15.37      $12.63
     Tangible book value (2)                                  $8.30      $7.93      $8.07      $7.79       $7.56
     Average basic shares                                18,131,121 18,010,434 17,961,694 17,657,777  14,681,217
     Average fully diluted shares                        19,306,440 19,371,080 19,347,621 18,953,197  15,831,542
 Operating non-interest income breakdown:
     Service charges on deposit accounts                      2,300      2,238      2,286      2,387       2,209
     Other service charges                                       70         45         21         27         210
     Gain on sale of loans                                       89        341        108         70         105
     Other income                                             1,824      1,461      1,631      1,336       1,407
                                                           --------   --------   --------   --------    --------
        Total operating non-interest income                   4,283      4,085      4,046      3,820       3,931
Non-operating income items:
     Gain on sale of investment securities                      809          -        227        277         578
     Gain (loss) on sale of fixed assets relating to
       branch disposals                                           -        100         (7)       175           -
     Gain (loss) on sale of fixed assets                          3          -          -        (23)      2,321
                                                           --------   --------   --------   --------    --------
        Non-operating income before tax effect                  812        100        220        429       2,899
                                                           --------   --------   --------   --------    --------
Total non-interest income                                     5,095      4,185      4,266      4,249       6,830
                                                           ========   ========   ========   ========    ========
Operating non-interest expense breakdown:
     Salaries and employee benefits                          10,859     10,244     10,964     10,541       9,099
     Occupancy expense                                        2,648      3,079      2,567      2,570       2,324
     Equipment expense                                        1,883      1,978      1,944      1,871       1,731
     Data processing expense                                  1,061        931      1,014        976       1,018
     Amortization of intangible assets                        1,117      1,147      1,426      1,522       1,160
     Other expenses                                           3,694      3,055      3,539      3,299       3,554
                                                           --------   --------   --------   --------    --------
        Total operating non-interest expense                 21,262     20,434     21,454     20,779      18,886
Non-operating expense items:
     Lease buy-out charges related to branch disposals            -          -          -        306         378
     Write-off of fixed assets related to branch disposals        -          -          -        120          76
     Severance expense relating to branch disposals               -          -          -         57           -
     Gain on sale of branch real estate                           -          -          -        (35)          -
     Other branch rationalization costs                           -          -        171         10           -
     Litigation Reserve                                           -          -        459          -           -
                                                           --------   --------   --------   --------    --------
Total non-interest expense                                   21,262     20,434     22,084     21,237      19,340
                                                           ========   ========   ========   ========    ========

(1)  Annualized.
(2)  Data is adjusted for a 5% stock dividend declared in March 2005.
(3) Earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding.

                                                                         Page 11
SUN BANCORP, INC. AND SUBSIDIARIES
    AVERAGE BALANCE SHEET
    (Dollars in thousands)

                                                 Three months ended June 30,            Three months ended June 30,
                                               ---------------------------------     ----------------------------------
                                                            2005                                   2004
                                               ---------------------------------     ----------------------------------
                                                Average              Average          Average               Average
                                                Balance   Interest  Yield/Cost        Balance    Interest  Yield/Cost
                                                -------   --------  ----------        -------    --------  ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial             $ 1,649,491  $ 26,278     6.37 %      $ 1,234,073   $ 18,735     6.07 %
       Home equity                               130,754     1,753     5.36             90,201        841     3.73
       Second mortgage                            47,846       760     6.35             48,100        749     6.23
       Residential real estate                    26,728       558     8.35             31,410        554     7.06
       Installment                                71,477     1,330     7.44             54,117      1,016     7.51
                                             -----------  --------                 -----------   --------
          Total loans receivable               1,926,296    30,679     6.37          1,457,901     21,895     6.01
    Investment securities (3)                    817,461     6,843     3.35            849,942      6,698     3.15
    Interest-bearing deposit with banks            6,627        42     2.54              8,575          6     0.28
    Federal funds sold                            39,088       290     2.97              8,986         21     0.93
                                             -----------  --------                 -----------   --------
       Total interest-earning assets           2,789,472    37,854     5.43          2,325,404     28,620     4.92

    Cash and due from banks                       88,877                                73,176
    Bank properties and equipment                 37,177                                33,519
    Goodwill and intangibles                     137,712                                75,182
    Other assets                                  52,883                                62,145
                                             -----------                           -----------
Non-interest-earning assets                      316,649                               244,022
                                             -----------                           -----------
  Total assets                               $ 3,106,121                           $ 2,569,426
                                             ===========                           ===========
Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit         $ 858,076     3,639     1.70 %      $   764,480      1,497     0.78 %
       Savings deposits                          427,971     1,253     1.17            378,409        691     0.73
       Time deposits                             687,472     4,991     2.90            502,410      3,029     2.41
                                             -----------  --------                 -----------   --------
         Total interest-bearing deposit
           accounts                            1,973,519     9,883     2.00          1,645,299      5,217     1.27
                                             -----------  --------                 -----------   --------
    Borrowed money
       Repurchase agreements with customers       73,122       421     2.30             60,844         58     0.38
       FHLB Advances                             191,722     1,987     4.15            161,276      1,695     4.20
       Federal funds purchased                     2,536        20     3.15              9,887         36     1.45
       Debentures                                 77,322     1,248     6.46             72,167        812     4.50
                                             -----------  --------                 -----------   --------
          Total borrowings                       344,702     3,676     4.27            304,174      2,601     3.42

    Total interest-bearing liabilities         2,318,221    13,559     2.34          1,949,473      7,818     1.60
                                             -----------  --------                 -----------   --------

Non-interest-bearing demand deposits             487,508                               408,678
Other liabilities                                 15,738                                22,438
                                             -----------                           -----------
  Total liabilities                            2,821,467                             2,380,589

Shareholders' equity                             284,654                           $   188,837
                                             -----------                           -----------
  Total liabilities and stockholders' equity $ 3,106,121                           $ 2,569,426
                                             ===========                           ===========

Net interest income                                       $ 24,295                               $ 20,802
                                                          ========                               ========
Interest rate spread (4)                                               3.09 %                                 3.32 %
                                                                       ====                                   ====
Net interest margin (5)                                                3.48 %                                 3.58 %
                                                                       ====                                   ====
Ratio of average interest-earning assets
  to average interest-bearing liabilities                            120.33 %                               119.28 %
                                                                     ======                                 ======

--------------------------------------------------------------------------------
(1)  Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                         Page 12
SUN BANCORP, INC. AND SUBSIDIARIES
    AVERAGE BALANCE SHEET
    (Dollars in thousands)

                                               Six months ended June 30,            Six months ended June 30,
                                             -----------------------------      ------------------------------
                                                         2005                                2004
                                             -----------------------------      ------------------------------
                                              Average             Average           Average             Average
                                              Balance  Interest  Yield/Cost         Balance  Interest Yield/Cost
                                              -------  --------  ----------         -------  -------- ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial             $1,633,501 $51,413      6.29 %      $1,210,809 $ 36,656     6.05 %
       Home equity                              128,425   3,252      5.06            86,543    1,638     3.79
       Second mortgage                           48,524   1,516      6.25            49,263    1,548     6.28
       Residential real estate                   26,486   1,033      7.80            31,020    1,068     6.89
       Installment                               69,552   2,541      7.31            52,925    2,035     7.69
                                             ---------- -------                  ---------- --------
          Total loans receivable              1,906,488  59,755      6.27         1,430,560   42,945     6.00
    Investment securities (3)                   836,300  13,838      3.31           876,964   13,891     3.17
    Interest-bearing deposit with banks           6,528      73      2.24             7,645       15     0.39
    Federal funds sold                           22,966     330      2.87            17,697       83     0.94
                                             ---------- -------                  ---------- --------
       Total interest-earning assets          2,772,282  73,996      5.34         2,332,866   56,934     4.88

    Cash and due from banks                      83,717                              71,915
    Bank properties and equipment                36,985                              33,872
    Goodwill and intangibles                    136,259                              75,764
    Other assets                                 53,271                              68,363
                                             ----------                          ----------
Non-interest-earning assets                     310,232                             249,914
                                             ----------                          ----------
  Total assets                               $3,082,514                          $2,582,780
                                             ==========                          ==========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit       $  831,324   6,347      1.53 %      $  770,961    3,023     0.78 %
       Savings deposits                         435,239   2,374      1.09           382,324    1,420     0.74
       Time deposits                            670,437   9,286      2.77           514,091    6,215     2.42
                                             ---------- -------                  ---------- --------
         Total interest-bearing deposit
           accounts                           1,937,000  18,007      1.86         1,667,376   10,658     1.28
                                             ---------- -------                  ---------- --------
    Borrowed money
       Repurchase agreements with customers      71,467     741      2.07            60,373      111     0.37
       FHLB Advances                            205,350   4,020      3.92           161,057    3,430     4.26
       Federal funds purchased                    6,042      89      2.94             6,449       47     1.46
       Debentures                                77,322   2,374      6.14            72,167    1,621     4.49
                                             ---------- -------                  ---------- --------
          Total borrowings                      360,181   7,224      4.01           300,046    5,209     3.47

    Total interest-bearing liabilities        2,297,181  25,231      2.20         1,967,422   15,867     1.61
                                             ---------- -------                  ---------- --------

Non-interest-bearing demand deposits            487,711                             399,128
Other liabilities                                14,533                              27,496
                                             ----------                          ----------
  Total liabilities                           2,799,425                           2,394,046

Shareholders' equity                            283,089                             188,734
                                             ----------                          ----------
  Total liabilities and stockholders' equity $3,082,514                          $2,582,780
                                             ==========                          ==========

Net interest income                                     $48,765                             $ 41,067
                                                        =======                             ========
Interest rate spread (4)                                             3.14 %                              3.27 %
                                                                     ====                                ====
Net interest margin (5)                                              3.52 %                              3.52 %
                                                                     ====                                ====
Ratio of average interest-earning assets
  to average interest-bearing liabilities                          120.68 %                            118.57 %
                                                                   ======                              ======

--------------------------------------------------------------------------------
(1)  Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.